                                                                Exhibit 3.1



                          CERTIFICATE OF CORRECTION

                                      OF

                          FOOD 4 LESS HOLDINGS, INC.


                It is hereby certified that:

                1. The name of the corporation is Food 4 Less Holdings, Inc. (the "Corporation").

                2. The Restated Certificate of Incorporation of the Corporation (the "Certificate"), which was filed with the Secretary of State of the State of Delaware on June 28, 1995, is hereby corrected.

                3. The inaccuracy to be corrected in the Certificate is the omission of the Certificate of Designations of Series A Preferred Stock of the Corporation (the "Series A Certificate") and the Certificate of Designations of Series B Preferred Stock of the Corporation (the "Series B Certificate"), which were filed with the Secretary of State of the State of Delaware on June 9, 1995.

                4. The Certificate shall be corrected to add the Series A Certificate and the Series B Certificate. The Certificate in corrected form is attached hereto in full.



August 17, 1995                                 /s/ Jan Charles Gray
                                                Jan Charles Gray
                                                Senior Vice President, General
                                                Counsel and Secretary

                                                                    Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           FOOD 4 LESS HOLDINGS, INC.


         Food 4 Less Holdings, Inc., a corporation existing under the laws of the State of Delaware which was originally incorporated on December 19, 1994 (the "Corporation"), does hereby certify:

         FIRST: That the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

         1.      The name of the corporation is:

                           Food 4 Less Holdings, Inc.

         2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is 135,000,000, consisting of 60,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"); 25,000,000 shares of Non-Voting Common Stock, par value $.01 per share (the "Non-Voting Common Stock"); and 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

         (a) Common Stock and Non-Voting Common Stock.

                 i) General. Except as provided below, the Common Stock and Non-Voting Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, including rights in liquidation.

                 ii) Dividends. Subject to the rights of holders of Preferred Stock, when, as and if dividends are declared on the Common Stock or Non-Voting Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock and Non-Voting Common Stock shall be entitled to share equally, share for share, in such dividends; provided, that if the Corporation shall declare dividends that are payable in securities that are entitled to vote for the election of directors of the Corporation or otherwise entitled to Vote, the Corporation shall make available to each such holder, at such holder's request, dividends consisting of securities of the Corporation that are not voting securities but that are otherwise identical to such voting securities in all material respects, and that are convertible into or exchangeable for such voting securities in a manner similar to the manner by which Non-Voting Common Stock is convertible into Common Stock pursuant to subsection (iv) below.

                 iii) Voting. The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and except as otherwise expressly required by law, the holders of Non-Voting Common Stock shall have no right to vote on any matter to be voted on by the stockholders of the Corporation (including, without limitation, any election or removal of the directors of the Corporation) and the Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

                 iv) Conversion. Each share of Common Stock shall be convertible at the option of the holder thereof into one validly issued, fully paid and nonassessable share of Non-Voting Common Stock and, subject to subsection (F) below, each share of Non-Voting Common Stock shall be convertible at the option of the holder thereof into one validly issued, fully paid and nonassessable share of Common Stock.

                          A. To convert shares of Common Stock into Non-Voting Common Stock or shares of Non-Voting Common Stock into Common Stock, a holder must (1) surrender the certificate or certificates evidencing the shares to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation or of the transfer agent for the Common Stock or Non-Voting Common Stock, as applicable, (2) give written notice to the Corporation, at such office, that such holder elects to convert such shares and the number of shares to be converted, (3) state in writing the name or names in which the certificate or certificates for shares of Non-Voting Common Stock or Common Stock, as applicable, are to be issued, (4) provide evidence reasonably satisfactory to the Corporation that such holder has satisfied any conditions contained in any agreement or any legend on the certificates representing the shares to be converted, relating to the transfer thereof, if shares are to be issued in a name or names other than the holder's, and (5) pay any transfer or similar tax if required as provided in subsection
         (E) below. If a holder fails to notify the Corporation of the number of shares to be converted, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. Such conversion, to the extent permitted by law, regulation, rule or other requirement of any governmental authority (collectively, "Laws") and the provisions hereof, shall be deemed to have been effected as of the close of business on the date on which the holder satisfies all of the foregoing requirements with respect to such conversion (such date is referred to herein as the "Conversion Date" for purposes of any such conversion). As soon as practical on or following the Conversion Date, the Corporation shall deliver to such former holder, or at its direction, a certificate representing the shares of Non-Voting Common Stock or Common Stock issued upon such conversion, together with a new certificate representing the unconverted portion, if any, of the shares of Common Stock or Non-Voting Common Stock formerly represented by the certificate or certificates surrendered for conversion.

                          B. Immediately following the conversion of shares of Common Stock into Non-Voting Common Stock or shares of Non-Voting Common Stock into Common Stock, on the Conversion Date (1) such converted shares shall be deemed no longer outstanding, and (2) the persons entitled to receive the shares of Non-Voting Common Stock or Common Stock upon such conversion shall be treated for all purposes as having become the owners of record of such shares. Shares of Non-Voting Common Stock or Common Stock issued upon conversion of shares of Common Stock or Non-Voting Common Stock shall be deemed to be duly authorized, validly issued, fully paid and nonassessable. Notwithstanding anything to the contrary contained herein, any holder of shares of Common Stock or Non-Voting Common Stock may convert such shares into Non-Voting Common Stock or Common Stock, as applicable, on a conditional basis, such that such conversion will not take effect unless the condition to which conversion is subject is satisfied, and the Corporation shall make such arrangements as may be necessary or appropriate to allow such conditional conversion and to enable the holder to satisfy such condition.

                          C.      If there shall occur any capital
         reorganization or any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another entity, or the conveyance of all or substantially all of the assets of the Corporation to another person or entity, each share of Non-Voting Common Stock shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Non-Voting Common Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith in the sole discretion of the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Non-Voting Common Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Non-Voting Common Stock;provided, that if pursuant to any such reorganization, reclassification, consolidation, merger or conveyance, the holders of Common Stock or Non-Voting Common Stock receive securities that are entitled to vote for the election of directors of the Corporation or any applicable successor, or otherwise entitled to vote, then the Corporation or such successor shall make available, upon conversion of Non-Voting Common Stock, at the request of each holder of Non-Voting Common Stock, securities that are not voting securities but that are otherwise identical to such voting securities in all material respects, and that are convertible into or exchangeable for such voting securities in a manner similar to the manner by which Non-Voting Common Stock is convertible into Common Stock pursuant to this subsection (iv).

                          D. The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Non-Voting Common Stock and Common Stock or treasury shares thereof, solely for the purpose of issuance upon the conversion of Common Stock and Non-Voting Common Stock, the full number of shares of Non-Voting Common Stock deliverable upon the conversion of all Common Stock from time to time outstanding and the full number of shares of Common Stock deliverable upon the conversion of all Non-Voting Common Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Non-Voting Common Stock and Common Stock if at any time the authorized number of shares of Non-Voting Common Stock or Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the Common Stock or Non-Voting Common Stock, respectively, at the time outstanding.

                          E. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Non-Voting Common Stock or Common Stock upon conversion of the Common Stock or Non-Voting Common Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Non-Voting Common Stock or Common Stock in a name other than that in which the Common Stock or Non-Voting Common Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

                          F. Notwithstanding any right of conversion of Non-Voting Common Stock provided for in this subsection (iv), unless otherwise permitted by Law, no shares of Non-Voting Common Stock beneficially owned by a bank holding company or an Affiliate (as defined below) of a bank holding company shall be converted into shares of Common Stock by the initial holder thereof or any direct or indirect transferee of such holder such that immediately after such conversion such person and its Affiliates would own more than 4.9% of any class of voting securities (as interpreted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")) of the Corporation, unless such shares are being distributed, disposed of or sold in any one of the following transactions (each a "Conversion Event"):

                                  1.       such shares are being sold in a
         public offering of such shares registered under the Securities Act of 1933, as amended (the "Securities Act"), or a public sale pursuant to Rule 144 promulgated under the Securities Act or any similar rule then in force;

                                  2.       such shares are being sold
         (including by virtue of a merger, consolidation or similar transaction involving the Corporation) to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Common Stock to be issued upon such conversion and sold to such person or group of persons in connection wish such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors;

                                  3.       such shares are being sold to a
         person or group of persons (within the meaning of the Exchange Act) and after such sale such person or group of persons in the aggregate would not own, control or have the right to acquire more than two percent of the outstanding securities of any class of voting securities of the Corporation; or

                                  4.       such shares are being sold in any
         other manner permitted by the Federal Reserve Board.

                                  For purposes of this subsection (F): (x) the
term "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; and (y) percentages of the Corporation's outstanding voting securities shall include shares issuable upon exercise or conversion of Non-Voting Common Stock and other convertible securities, options, warrants or other similar instruments owned by such bank holding company, its transferees and their respective Affiliates, but shall not include shares issuable upon exercise or conversion of convertible securities, option, warrants or other similar instruments owned by any other person.

         (b) Preferred Stock.   The Board of Directors is expressly authorized
at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited or without voting powers, and with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

         (i) the designation of and number of shares constituting such series;

         (ii) the dividend rate, if any, of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any other class or classes of capital stock, and whether such dividends shall be cumulative or noncumulative;

         (iii) whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

         (iv) the terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

         (v) the extent, if any, to which the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the corporation, and, if provision be made for conversion or exchange, the time, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

         (vi) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

         (vii) the restrictions, if any, on the issue or reissue of any additional preferred stock; and

         (viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation.

                 The Certificate of Designations of Series A Preferred Stock and the Certificate of Designations of Series B Preferred Stock are attached hereto as Exhibit A and Exhibit B, respectively, and incorporated by reference herein.

         5.   The name and mailing address of the incorporator is:

                               Linda B. Jankovic
                                LATHAM & WATKINS
                       633 West Fifth Street, Suite 4000
                         Los Angeles, California 90071

         6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

         7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         8. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         SECOND: That, thereafter by written consent of the holders of a majority of the outstanding shares of voting stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares required by Statute were voted in favor of the Restated Certificate of Incorporation.

         THIRD: That this Restated Certificate of Incorporation be duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, FOOD 4 LESS HOLDINGS, INC., pursuant to the General Corporation Law of the State of Delaware, has caused this Restated Certificate of Incorporation to be signed by Jan Charles Gray, its Senior Vice President, General Counsel and Secretary on this 23rd day of June 1995.

                                           FOOD 4 LESS HOLDINGS, INC.




                                           By:     /s/Jan Charles Gray
                                                   ----------------------------
                                                   Jan Charles Gray
                                           Title:  Senior Vice President,
                                                   General Counsel and Secretary

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                           FOOD 4 LESS HOLDINGS, INC.

                            _______________________

                            Pursuant to Section 151

            of the General Corporation Law of the State of Delaware

                 Food 4 Less Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does by its executive vice president hereby certify that pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, by unanimous written consent dated June 8, 1995, duly adopted the following resolution, establishing the rights, preferences, privileges and restrictions of a series of preferred stock of the corporation which resolution remains in full force and effect as of the date hereof:

                 "WHEREAS, the Board of Directors of Food 4 Less Holdings, Inc. (the "Corporation") is authorized, within the limitations and restrictions stated in its Certificate of Incorporation (the "Certificate of Incorporation"), to fix by resolution or resolutions the designation of each series of preferred stock and the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

                 WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;

                 NOW, THEREFORE, BE IT RESOLVED, that pursuant to Paragraph 4 of the Certificate of Incorporation, there is hereby authorized such series of preferred stock on the terms and with the provisions herein set forth:

                 5.       Certain Definitions.

                 Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

                 Accretion Increase Event. The term "Accretion Increase Event" shall mean any of the events described in clauses (a), (b) and (c) following, provided that no more than one Accretion Increase Event shall be deemed to occur under any single clause: (a) the failure by the Corporation to report EBITDA of at least $400 million (as such amount may be adjusted pursuant to the provisions of the next sentence) for the four Fiscal Quarters ending closest to the third anniversary of the Initial Issue Date or for the rolling four-Fiscal-Quarter period ending on any of the three subsequent Fiscal Quarter-ends, (b) the failure by the Corporation to report EBITDA of at least $425 million (as such amount may be adjusted pursuant to the provisions of the next sentence) for the four Fiscal Quarters ending closest to the fourth anniversary of the Initial Issue Date or for the rolling four- Fiscal-Quarter period ending on any of the three subsequent Fiscal Quarter-ends or (c) the failure by the Corporation to report EBITDA of at least $450 million (as such amount may be adjusted pursuant to the provisions of the next sentence) for the four Fiscal Quarters ending closest to the fifth anniversary of the Initial Issue Date. Each of the EBITDA thresholds provided for in the preceding sentence shall be subject to (a) increase in the event the Corporation or any of its subsidiaries purchases or acquires any Operating Unit, which increase shall be in an amount equal to the EBITDA of the purchased or acquired Operating Unit, for the four Fiscal Quarters preceding the date of acquisition and (b) decrease in the event the Corporation or any of its subsidiaries disposes of or divests any Operating Unit, which decrease shall be in an amount equal to the EBITDA of the disposed or divested operating Unit (excluding that portion, if any, of such EBITDA attributable to any of the 48 stores which may be divested or closed in connection with the acquisition of Ralphs Supermarkets, Inc. by the Corporation), for the four Fiscal Quarters preceding the date of disposition; provided, however, that (i) each such increase or decrease shall be prorated for the first four Fiscal Quarters after the applicable Operating Unit is acquired or divested (but not thereafter) based on that portion of such four Fiscal Quarter period remaining after such Operating Unit is acquired or divested; and (ii) the adjustment otherwise specified above shall be an increase if the disposed or divested Operating Unit had negative EBITDA for the four Fiscal Quarters preceding the date of disposition, and shall be a decrease if the purchased or acquired Operating Unit had negative EBITDA for the four Fiscal Quarters preceding the date of acquisition.

                 Affiliate. The term "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.





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

                 Cessation Date. The term "Cessation Date" shall mean the later of (i) the fifth anniversary of the Initial Issue Date and (ii) the last day of the first Fiscal Period ending on or after the first anniversary of the Initial Issue Date as to which the Corporation reports EBITDA for the thirteen consecutive Fiscal Periods then ending equal to or exceeding the Minimum Threshold.

                 Change of Control.  The term "Change of Control" shall mean
(I) the acquisition after the Initial Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any securities of the Corporation such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 40% or more of the then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of the Corporation (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); provided, however, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of such voting securities than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of the Corporation's Board of Directors or (II) the Corporation ceasing to own 100% of the outstanding voting securities entitled to vote on a regular basis to elect a majority of the Board of Directors of Ralphs Grocery Company; provided, however, that no Change of Control shall be deemed to have occurred by virtue of any merger of the Corporation with any wholly-owned subsidiary of the Corporation or any merger of two wholly-owned subsidiaries of the Corporation if, in any such merger, the proportionate ownership interests of the stockholders of the Corporation remain unchanged.

                 Common Stock. The term "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

                 Conversion Date. The term "Conversion Date" shall have the meaning set forth in Sections 6(e), 6(f) or 6(g) below, as applicable.

                 Conversion Price. The term "Conversion Price" shall have the meaning set forth in Section 6(h) below.

                 Disallowed Reserve. The term "Disallowed Reserve" shall have the meaning set forth in the Stockholders Agreement.

                 EBITDA. The term "EBITDA" shall mean, with respect to any person for any period, (a) the net income (or loss) of such person and its subsidiaries on a consolidated basis for such period, determined in accordance with generally accepted accounting principles, excluding (to the extent included therein), without duplication, (i) all net extraordinary gains (or losses), (ii) total interest expense (including that portion attributable to capital leases in accordance with generally accepted accounting principles) of such person and its subsidiaries on a consolidated basis with respect to outstanding indebtedness of such person and its subsidiaries, including without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate swap, cap, collar or similar agreements, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) LIFO provision, (vii) reserves for non-cash restructuring charges ("Restructuring Reserve"), (viii) tax indemnification payments to Federated Department Stores, Inc., (ix) provision for earthquake losses or other natural disasters, (x) gain (or loss) on disposal of assets, (xi) the cumulative effect of any accounting changes, and (xii) other non-cash, non-operating items reducing net income and other non-cash, non-operating items increasing net income, minus (b) cash expenditures charged against, or adjustments resulting in a decrease of, the Restructuring Reserve or the Disallowed Reserve, all of the foregoing as determined on a consolidated basis for such person and its subsidiaries in accordance with generally accepted accounting principles.

                 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 Fiscal Period. The term "Fiscal Period" shall mean the four-week fiscal periods of the Corporation as observed for financial reporting purposes; provided that when and if the fiscal calendar of the Corporation includes any five-week fiscal period, the term "Fiscal Period" shall mean such five-week fiscal period, and the calculation of EBITDA for such five-week fiscal period, for any purpose hereunder, shall be taken as four-fifths of actual EBITDA for such fiscal period.

                 Fiscal Quarter. The term "Fiscal Quarter" shall mean the twelve-week, thirteen-week and sixteen-week fiscal periods of the Corporation as observed for financial reporting purposes; provided that when and if the fiscal calendar of the Corporation includes four consecutive Fiscal Quarters that include 53 weeks in the aggregate, the calculation of EBITDA for such four Fiscal Quarter period, for any purpose hereunder, shall be taken as 52/53ds of actual EBITDA for such four Fiscal Quarter period.

                 Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

                 Junior Preferred Stock. The term "Junior Preferred Stock" shall mean any stock of the Corporation, other than the Common Stock, ranking junior to the Series A Preferred Stock as to dividends and upon liquidation.

                 Liquidation. The term "Liquidation" shall mean any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; provided, that neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other entities, shall, by itself, be deemed a Liquidation.

                 Liquidation Preference Amount. The term "Liquidation Preference Amount" shall mean an amount initially equal to $10.00 per share of Series A Preferred Stock, which amount shall accrete daily (based on a 360-day year of twelve 30-day months) from and after the Initial Issue Date at a rate of 7% per annum, compounded quarterly on March 15, June 15, September 15 and December 15 of each year, with such compounding to commence September 15, 1995. The Liquidation Preference Amount shall cease to accrete as of the Cessation Date, and the Liquidation Preference Amount thereafter shall remain fixed, for so long as the Series A Preferred Stock remains outstanding, at the amount in effect on the Cessation Date. Notwithstanding the foregoing, until the Cessation Date, the Liquidation Preference Amount shall accrete daily (based on a 360-day year of twelve 30-day months, and compounded as described above) at a rate of (i) 9% per annum upon the occurrence of any one Accretion Increase Event, (ii) 11% per annum upon the occurrence of any two Accretion Increase Events and (iii) 13% per annum upon the occurrence of any three Accretion Increase Events, with any increase in the rate of accretion as specified in this sentence to take effect on the first day after the last day of the fiscal quarter with respect to which an Accretion Increase Event occurred.

                 Minimum Threshold. The term "Minimum Threshold" shall mean initially $500 million, (a) subject to increase in the event the Corporation or any of its subsidiaries purchases or acquires any Operating Unit, which increase shall be in an amount equal to the EBITDA of the purchased or acquired Operating Unit, for the thirteen Fiscal Periods preceding the date of acquisition and (b) subject to decrease in the event the Corporation or any of its subsidiaries disposes of or divests any Operating Unit, which decrease shall be in an amount equal to the EBITDA of the disposed or divested Operating Unit (excluding that portion, if any, of such EBITDA attributable to any of the 48 stores which may be divested or closed in connection with the acquisition of Ralphs Supermarkets, Inc. by the Corporation) for the thirteen Fiscal Periods preceding the date of disposition; provided, however, that (i) each such increase or decrease in the Minimum Threshold shall be prorated for the first thirteen Fiscal Periods after the applicable Operating Unit is acquired or divested (but not thereafter) based on that portion of such thirteen-month period remaining after such Operating Unit is acquired or divested; and (ii) the adjustment to the Minimum Threshold otherwise specified above shall be an increase if the disposed or divested Operating Unit had negative EBITDA for the thirteen Fiscal Periods preceding the date of disposition, and shall be a decrease if the purchased or acquired Operating Unit had negative EBITDA for the thirteen Fiscal Periods preceding the date of acquisition.

                 Non-Voting Stock. The term "Non-Voting Stock" shall mean the non-voting common stock, par value $.01 per share, of the Corporation.

                 Operating Unit. The term "Operating Unit" shall mean any operating unit consisting of ten or more supermarkets.

                 Parity Preferred Stock. The term "Parity Preferred Stock" shall mean any stock of the Corporation, other than the Series A Preferred Stock and Series B Preferred Stock, ranking on a par with the Series A Preferred Stock as to dividends and upon liquidation.

                 Permitted Holder. The term "Permitted Holder" shall mean (i) Food 4 Less Equity Partners, L.P., Yucaipa or any entity controlled thereby or any of the partners thereof,

(ii) Apollo Advisors, L.P., Lion Advisors, L.P., Apollo Advisors II, L.P., or any entity controlled thereby or any of the partners thereof, (iii) an employee benefit plan of the Corporation or any subsidiary of the Corporation, or any participant therein, (iv) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or (v) any Permitted Transferee of any of the foregoing persons.

                 Permitted Transferee. The term "Permitted Transferee" shall mean, with respect to any person, (i) any Affiliate of such person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such person, (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such person or his or her spouse or lineal descendants, in each case to whom such person has transferred the beneficial ownership of any securities of the Corporation, (iv) any investment account whose investment managers and investment advisors consist solely of such person and/or Permitted Transferees of such person and (v) any investment fund or investment entity that is a subsidiary of such person or a Permitted Transferee of such person.

                 Preferred Stock. The term "Preferred Stock" shall mean the Series A Preferred Stock and the Series B Preferred Stock.

                 Qualified IPO. The term "Qualified IPO" shall have the meaning set forth in the Stockholders Agreement.

                 Ralphs Grocery Company. The term "Ralphs Grocery Company" shall mean Ralphs Grocery Company, a Delaware corporation which is a subsidiary of the Corporation as of the Initial Issue Date and is the successor by merger to Food 4 Less Supermarkets, Inc.

                 Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the Series A Preferred Stock authorized hereby.

                 Series B Preferred Stock. The term "Series B Preferred Stock" shall mean the Series B Preferred Stock, $.01 par value, authorized by the Board of Directors pursuant to a Certificate of Designations of Series B Preferred Stock, dated of even date herewith.

                 Stockholders Agreement. The term "Stockholders Agreement" shall mean that certain stockholders agreement of the Corporation dated as of June 14, 1995, as in effect on the Initial Issue Date, a copy of which shall be maintained by the Secretary of the Corporation and which shall be available to any stockholder of the Corporation upon request.

                 Trigger Amount. The term "Trigger Amount" shall have the meaning set forth in the Stockholders Agreement.

                 Yucaipa. The term "Yucaipa" shall mean The Yucaipa Companies, a California general partnership.

                 6.       Designation.

                 The series of preferred stock authorized hereby shall be
designated as the "Series A Preferred Stock."   The number of shares
constituting such series shall be 25,000,000. The par value of the Series A Preferred Stock shall be $.01 per share.

                 7.       Voting Rights.

                 Except as otherwise required by law, the shares of Series A Preferred Stock shall be entitled to vote together with the shares of Common Stock as one class at all annual and special meetings of stockholders of the Corporation, and to act by written consent in the same manner as the Common Stock, upon the following basis: Each holder of Series A Preferred Stock shall be entitled to such number of votes for the Series A Preferred Stock held by the holder on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the number of whole shares of Common Stock into which all of such holder's shares of Series A Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. To the fullest extent permitted by law, as to any matter on which the Preferred Stock votes as a separate class from the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock shall vote together as a single class and in such case each share of Series A Preferred Stock and Series B Preferred Stock will be entitled to one vote per share.

                 8.       Liquidation Preference Amount.

                 (a) In the event of any Liquidation, holders of the Series A Preferred Stock and the Series B Preferred Stock will be entitled to receive, after payment of creditors, the Liquidation Preference Amount before any payment or distribution of the assets of the Corporation shall be made to holders of Junior Preferred Stock or Common Stock. The Series A Preferred Stock and the Series B Preferred Stock shall rank pari passu in right of payment or distribution upon any Liquidation. If upon any Liquidation, the amounts payable with respect to the Series A Preferred Stock and the Series B Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and the Series B Preferred Stock will share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference Amount to which each is entitled.

                 (b) After payment of the full Liquidation Preference Amount to which each holder of Series A Preferred Stock or Series B Preferred Stock is entitled, and the payment of any liquidation preference to which any holder of Junior Preferred Stock or Parity Preferred Stock is entitled, the remaining assets and funds of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, Non-Voting Stock, Series A Preferred Stock and Series B Preferred Stock pro rata on the basis of the number of shares of Common Stock or Non-Voting Stock owned by each such holder (assuming, in the case of holders of Series A Preferred Stock and Series B Preferred Stock, the conversion, immediately prior to such distribution, of all shares of Series A Preferred Stock and Series B Preferred Stock owned by such holder into shares of Common Stock), provided that the Liquidation Preference Amount paid to each holder of Series A Preferred Stock or Series B Preferred Stock shall be credited against the pro rata distribution otherwise payable to each such holder under this Section 4(b).

                 9.       Dividends.

                 (a) Without the prior written consent of holders of a majority of the shares of Series A Preferred Stock, (i) no dividends or other distributions shall be declared, made, paid or set apart for payment or distribution upon any shares of Common Stock, Non-Voting Stock, Junior Preferred Stock or Parity Preferred Stock (other than dividends or distributions payable in Common Stock, Non-Voting Stock or Junior Preferred Stock, provided that concurrently therewith a dividend or distribution is made on the shares of Series A Preferred Stock and Series B Preferred Stock in an amount determined as if the holders thereof had converted such shares into Common Stock immediately prior to the close of business on the applicable record date) and (ii) the Corporation shall not, and shall not permit any of its subsidiaries to, directly or indirectly redeem, purchase, or otherwise acquire any Common Stock, Non-Voting Stock, Junior Preferred Stock or Parity Preferred Stock for any consideration (or pay any moneys to, or make any monies available for, a sinking fund for the redemption of any shares of such stock). Notwithstanding the foregoing, nothing in this resolution shall prevent the Corporation or its subsidiaries from repurchasing shares of Common Stock held by bona fide, full- time employees of the Corporation or its subsidiaries (other than Ronald W. Burkle or any other partner of Yucaipa) in connection with the death, disability or termination of such employees in accordance with the terms of any employee benefit plan, provided that the aggregate amount of all such repurchases shall not exceed $10,000,000 per fiscal year of the Corporation plus, commencing as of the second full fiscal year of the Corporation after the Initial Issue Date, any unused portion of such $10,000,000 amount from the prior fiscal year up to a maximum amount of $20,000,000 in any fiscal year.

                 (b) If the Corporation shall declare dividends on the Series A Preferred Stock that are payable in securities of the Corporation that are entitled to vote for the election of directors of the Corporation or otherwise entitled to vote, the Corporation shall make available to each holder of Series A Preferred Stock, at such holder's request, dividends consisting of securities of the Corporation that are not voting securities but which are otherwise identical to such voting securities in all material respects, and which are convertible into or exchangeable for such voting securities, in a manner similar to the manner by which Series B Preferred Stock is convertible into Series A Preferred Stock.

                 10.      Conversion.

                 (a) Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof into validly issued, fully paid and nonassessable shares of Common Stock, in an amount determined in accordance with Sections 6(h) and 6(i) below.

                 (b) Upon consummation of a Qualified IPO, each share of Series A Preferred Stock will automatically convert, without action on the part of the holder thereof, into validly issued, fully paid and nonassessable shares of Common Stock, in an amount determined in accordance with Sections 6(h) and 6(i) below.

                 (c) Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof into one share of validly issued, fully paid and nonassessable Series B Preferred Stock.

                 (d) Immediately following the conversion of Series A Preferred Stock into Common Stock or Series B Preferred Stock, on the Conversion Date (i) such converted shares of Series A Preferred Stock shall be deemed no longer outstanding and (ii) the persons entitled to receive the Common Stock or Series B Preferred Stock upon the conversion of such converted Series A Preferred Stock shall be treated for all purposes as having become the owners of record of such Common Stock or Series B Preferred Stock, as applicable. Upon the issuance of shares of Common Stock or Series B Preferred Stock upon conversion of Series A Preferred Stock pursuant to this Section 6, such shares of Common Stock or Series B Preferred Stock shall be deemed to be duly authorized, validly issued, fully paid and nonassessable. Notwithstanding anything to the contrary in this Section 6, any holder of Series A Preferred Stock may convert shares of such Series A Preferred Stock into Common Stock or Series B Preferred Stock in accordance with Section 6 on a conditional basis, such that such conversion will not take effect unless the Qualified IPO under
Section 6(b) is consummated or such other condition to which conversion under
Section 6(a) or (c) is subject is satisfied, and the Corporation shall make such arrangements as may be necessary or appropriate to allow such conditional conversion and to enable the holder to participate in such Qualified IPO or to satisfy such other condition.

                 (e) To convert Series A Preferred Stock into Common Stock at the option of the holder pursuant to Section 6(a), a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation or of the transfer agent for the Series A Preferred Stock, (ii) give written notice to the Corporation at such office that such holder elects to convert Series A Preferred Stock into Common Stock, and the number of shares to be converted,
(iii) state in writing the name or names in which the certificate or certificates for shares of Common Stock are to be issued, (iv) provide evidence reasonably satisfactory to the Corporation that such holder has satisfied any conditions, contained in any agreement or any legend on the certificates representing the Series A Preferred Stock, relating to the transfer thereof, if shares of Common Stock are to be issued in a name or names other than the holder's, and (v) pay any transfer or similar tax if required as provided in
Section 6(n) below. In the event that a holder fails to notify the Corporation of the number of shares of Series A Preferred Stock to be converted, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. Such conversion, to the extent permitted by law, regulation, rule or other requirement of any governmental authority (collectively, "Laws") and the provisions hereof, shall be deemed to have been effected as of the close of business on the date on which the holder satisfies all of the foregoing requirements with respect to such conversion (such date is referred to herein as the "Conversion Date" for purposes of any conversion of Series A Preferred Stock pursuant to Section 6(a)). As soon as practical on or following the Conversion Date, the Corporation shall deliver to such former holder of Series A Preferred Stock or at its direction, a certificate representing the shares of Common Stock issued upon the conversion, together with a new certificate representing the unconverted portion, if any, of the shares of Series A Preferred Stock formerly represented by the certificate or certificates surrendered for conversion.

                 (f) To convert Series A Preferred Stock into Series B Preferred Stock at the option of the holder pursuant to Section 6(c), a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation or of the transfer agent for the Series A Preferred Stock, (ii) give written notice to the Corporation at such office that such holder elects to convert Series A Preferred Stock into Series B Preferred Stock, and the number of shares to be converted, (iii) state in writing the name or names in which the certificate or certificates for shares of Series B Preferred Stock are to be issued, (iv) provide evidence reasonably satisfactory to the Corporation that such holder has satisfied any conditions, contained in any agreement or any legend on the certificates representing the Series A Preferred Stock, relating to the transfer thereof, if shares of Series B Preferred Stock are to be issued in a name or names other than the holder's, and (v) pay any transfer or similar tax if required as provided in Section 6(n) below. In the event that a holder fails to notify the Corporation of the number of shares of Series A Preferred Stock to be converted, such holder shall be deemed to have elected to convert all shares surrendered for conversion. Such conversion, to the extent permitted by Law and the provisions hereof, shall be deemed to have been effected as of the close of business on the date on which the holder satisfies all of the foregoing requirements with respect to such conversion (such date is referred to herein as the "Conversion Date" for purposes of any conversion of Series A Preferred Stock pursuant to Section 6(c)). As soon as practical on or following the Conversion Date, the Corporation shall deliver to the named transferee or transferees of such shares formerly representing shares of Series A Preferred Stock or at its direction, a certificate representing the shares of Series B Preferred Stock issued upon the conversion, together with a new certificate representing the unconverted portion, if any, of the shares of Series A Preferred Stock formerly represented by the certificate or certificates requested to be transferred.

                 (g) To receive share certificates representing Common Stock upon any automatic conversion of Series A Preferred Stock into Common Stock pursuant to Section 6(b), a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation or of the transfer agent for the Series A Preferred Stock, (ii) state in writing the name or names in which the certificate or certificates for shares of Common Stock are to be issued, (iii) provide evidence reasonably satisfactory to the Corporation that such holder has satisfied any conditions, contained in any agreement or any legend on the certificates representing the Series A Preferred Stock, relating to the transfer thereof, if shares of Common Stock are to be issued in a name or names other than the holder's, and (iv) pay any transfer or similar tax if required as provided in Section 6(n) below. Whether or not the holder has satisfied any of the foregoing requirements, the date on which a Qualified IPO has been consummated shall be deemed the "Conversion Date" for purposes of any automatic conversion of Series A Preferred Stock pursuant to Section 6(b). As soon as practical following the satisfaction by the holder of all of the foregoing requirements, the Corporation shall deliver to such former holder of Series A Preferred Stock or at its direction, a certificate representing the shares of Common Stock issued upon the conversion.

                 (h) For the purposes of the conversion of Series A Preferred Stock into Common Stock pursuant to Sections 6(a) or 6(b), each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to the Liquidation Preference Amount divided by the Conversion Price in effect on the Conversion Date. The number of full shares of Common Stock issuable to a single holder upon conversion of the Series A Preferred Stock shall be based on the aggregate Liquidation Preference Amount of all shares of Series A Preferred Stock owned by such holder. The Conversion Price initially shall equal $10.00 per share, subject to adjustment from time to time in accordance with Section 6(i) below.

                 (i) If the Corporation shall at any time subdivide, by stock split, reclassification or otherwise, the outstanding shares of Common Stock or shall issue a dividend on its outstanding Common Stock payable in capital stock (as to which subdivision or stock dividend the holders of the Series A Preferred Stock have not participated pursuant to Section 5(a) above or otherwise), the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine, by stock split, reclassification or otherwise, the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, combination or other event, as the case may be.

                 (j) No fractional shares of Common Stock shall be issued upon the conversion of Series A Preferred Stock; provided, that if the fair market value of a share of Common Stock is greater than or equal to $10,000, the Corporation shall issue any fractional interest in a share of Common Stock deliverable upon the conversion of Series A Preferred Stock. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (j), be deliverable upon the conversion of any Series A Preferred Stock, the Corporation shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such converted Series A Preferred Stock of an amount in cash equal (computed to the nearest cent) to the fair market value of such fractional interest as of the end of the Corporation's last fiscal year as determined in good faith in the sole discretion of the Board of Directors of the Corporation.

                 (k) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly mail a notice of the adjustment to holders of Series A Preferred Stock by first class mail. The Corporation shall forthwith maintain at its principal executive office and file with the transfer agent, if any, for Series A Preferred Stock, a statement, signed by the Chairman of the Board, or the President, or a Vice President of the Corporation and by its chief financial officer or an Assistant Treasurer, showing in reasonable detail the facts requiring such adjustment and the Conversion Price after such adjustment. Such transfer agent shall be under no duty or responsibility with respect to any such statement except to exhibit the same from time to time to any holder of Series A Preferred Stock desiring an inspection thereof.

                 (l) If there shall occur any capital reorganization or any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another entity, or the conveyance of all or substantially all of the assets of the Corporation to another person or entity, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith in the sole discretion of the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Preferred Stock; provided, that if pursuant to any such reorganization, reclassification, consolidation, merger or conveyance, the holders of Common Stock receive securities that are entitled to vote for the election of directors of the Corporation or any applicable successor, or otherwise entitled to vote, then the Corporation or such successor shall make available, upon conversion of Series A Preferred Stock, at the request of each holder of Series A Preferred Stock, securities that are not voting securities but which are otherwise identical to such voting securities in all material respects, and which are convertible into or exchangeable for such voting securities in a manner similar to the manner by which Series B Preferred Stock is convertible into Series A Preferred Stock.

                 (m) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock and Series B Preferred Stock or treasury shares thereof, solely for the purpose of issuance upon the conversion of Series A Preferred Stock, the full number of shares of Common Stock and Series B Preferred Stock deliverable upon the conversion of all Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock and Series B Preferred Stock if at any time the authorized number of shares of Common Stock and Series B Preferred Stock remaining unissued shall not be sufficient to permit the conversion of all of the Series A Preferred Stock at the time outstanding.

                 (n) The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon conversion of the Series A Preferred Stock into Common Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series A Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid. In addition, the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Series B Preferred Stock upon a conversion of Series A Preferred Stock, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

                 11.      Exclusion of Other Rights.

                 Except as otherwise required by law, shares of the Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution and in the Certificate of Designations filed pursuant hereto (as such Certificate may be amended from time to time) and in the Certificate of Incorporation. No shares of Series A Preferred Stock shall have any rights of preemption or subscription whatsoever as to any securities of the Corporation, except as expressly provided in any written agreement among the Corporation and any holder or holders of Series A Preferred Stock.

                 12.      Reissuance of Preferred Stock.

                 Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

                 13.      Headings of Subdivisions.

                 The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                 14.      Severability of Provisions.

                 If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution and in the Certificate of Designations for the Series A Preferred Stock (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in such Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                 15.      Notice.

                 All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by hand delivery or registered or certified mail, return receipt requested, to the Corporation at its principal executive offices (currently located on the date of the adoption of these resolutions at 1100 West Artesia Boulevard, Compton, California 90220), Attention: Secretary. Minor imperfections in any such notice shall not affect the validity thereof."

                 IN WITNESS WHEREOF, Food 4 Less Holdings, Inc. has caused this certificate to be signed by Ronald W. Burkle, its Chairman of the Board and President, this 8th day of June, 1995.

                                         FOOD 4 LESS HOLDINGS, INC.,
                                         a Delaware corporation



                                         By:     /s/ Mark A. Resnik
                                                 -----------------------------
                                                 Mark A. Resnik
                                                 Vice President and Secretary

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                           FOOD 4 LESS HOLDINGS, INC.

                            _______________________

                            Pursuant to Section 151

            of the General Corporation Law of the State of Delaware

                            _______________________

                 Food 4 Less Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does by its executive vice president hereby certify that pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, by unanimous written consent dated June 8, 1995, duly adopted the following resolution, establishing the rights, preferences, privileges and restrictions of a series of preferred stock of the corporation which resolution remains in full force and effect as of the date hereof:

                 "WHEREAS, the Board of Directors of Food 4 Less Holdings, Inc. (the "Corporation") is authorized, within the limitations and restrictions stated in its Certificate of Incorporation (the "Certificate of Incorporation"), to fix by resolution or resolutions the designation of each series of preferred stock and the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

                 WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;

                 NOW, THEREFORE, BE IT RESOLVED, that pursuant to Paragraph 4 of the Certificate of Incorporation, there is hereby authorized such series of preferred stock on the terms and with the provisions herein set forth:

                 16.      Certain Definitions.

                 Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

                 Accretion Increase Event. The term "Accretion Increase Event" shall mean any of the events described in clauses (a), (b) and (c) following, provided that no more than one Accretion Increase Event shall be deemed to occur under any single clause: (a) the failure by the Corporation to report EBITDA of at least $400 million (as such amount may be adjusted pursuant to the provisions of the next sentence) for the four Fiscal Quarters ending closest to the third anniversary of the Initial Issue Date or for the rolling four-Fiscal-Quarter period ending on any of the three subsequent Fiscal Quarter-ends, (b) the failure by the Corporation to report EBITDA of at least $425 million (as such amount may be adjusted pursuant to the provisions of the next sentence) for the four Fiscal Quarters ending closest to the fourth anniversary of the Initial Issue Date or for the rolling four-Fiscal-Quarter period ending on any of the three subsequent Fiscal Quarter-ends or (c) the failure by the Corporation to report EBITDA of at least $450 million (as such amount may be adjusted pursuant to the provisions of the next sentence) for the four Fiscal Quarters ending closest to the fifth anniversary of the Initial Issue Date. Each of the EBITDA thresholds provided for in the preceding sentence shall be subject to (a) increase in the event the Corporation or any of its subsidiaries purchases or acquires any Operating Unit, which increase shall be in an amount equal to the EBITDA of the purchased or acquired Operating Unit, for the four Fiscal Quarters preceding the date of acquisition and (b) decrease in the event the Corporation or any of its subsidiaries disposes of or divests any Operating Unit, which decrease shall be in an amount equal to the EBITDA of the disposed or divested operating Unit (excluding that portion, if any, of such EBITDA attributable to any of the 48 stores which may be divested or closed in connection with the acquisition of Ralphs Supermarkets, Inc. by the Corporation), for the four Fiscal Quarters preceding the date of disposition; provided, however, that (i) each such increase or decrease shall be prorated for the first four Fiscal Quarters after the applicable Operating Unit is acquired or divested (but not thereafter) based on that portion of such four Fiscal Quarter period remaining after such Operating Unit is acquired or divested; and (ii) the adjustment otherwise specified above shall be an increase if the disposed or divested Operating Unit had negative EBITDA for the four Fiscal Quarters preceding the date of disposition, and shall be a decrease if the purchased or acquired Operating Unit had negative EBITDA for the four Fiscal Quarters preceding the date of acquisition.

                 Affiliate. The term "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                 Cessation Date. The term "Cessation Date" shall mean the later of (i) the fifth anniversary of the Initial Issue Date and (ii) the last day of the first Fiscal Period ending on or after the first anniversary of the Initial Issue Date as to which the Corporation reports EBITDA for the thirteen consecutive Fiscal Periods then ending equal to or exceeding the Minimum Threshold.

                 Change of Control.  The term "Change of Control" shall mean
(I) the acquisition after the Initial Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any securities of the Corporation such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 40% or more of the then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of the Corporation (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); provided, however, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of such voting securities than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of the Corporation's Board of Directors or (II) the Corporation ceasing to own 100% of the outstanding voting securities entitled to vote on a regular basis to elect a majority of the Board of Directors of Ralphs Grocery Company; provided, however, that no Change of Control shall be deemed to have occurred by virtue of any merger of the Corporation with any wholly-owned subsidiary of the Corporation or any merger of two wholly-owned subsidiaries of the Corporation if, in any such merger, the proportionate ownership interests of the stockholders of the Corporation remain unchanged.

                 Common Stock. The term "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

                 Conversion Date. The term "Conversion Date" shall have the meaning set forth in Sections 6(e), 6(f) or 6(g) below, as applicable.

                 Conversion Event. The term "Conversion Event" shall have the meaning set forth in Section 6(o) below.

                 Conversion Price. The term "Conversion Price" shall have the meaning set forth in Section 6(h) below.

                 Disallowed Reserve. The term "Disallowed Reserve" shall have the meaning set forth in the Stockholders Agreement.

                 EBITDA. The term "EBITDA" shall mean, with respect to any person for any period, (a) the net income (or loss) of such person and its subsidiaries on a consolidated basis for such period, determined in accordance with generally accepted accounting principles, excluding (to the extent included therein), without duplication,
(i) all net extraordinary gains (or losses), (ii) total interest expense (including that portion attributable to capital leases in accordance with generally accepted accounting principles) of such person and its subsidiaries on a consolidated basis with respect to outstanding indebtedness of such person and its subsidiaries, including without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate swap, cap, collar or similar agreements, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) LIFO provision,
(vii) reserves for non-cash restructuring charges ("Restructuring Reserve"),
(viii) tax indemnification payments to Federated Department Stores, Inc., (ix) provision for earthquake losses or other natural disasters, (x) gain (or loss) on disposal of assets, (xi) the cumulative effect of any accounting changes, and (xii) other non-cash, non-operating items reducing net income and other non-cash, non-operating items increasing net income, minus (b) cash expenditures charged against, or adjustments resulting in a decrease of, the Restructuring Reserve or the Disallowed Reserve, all of the foregoing as determined on a consolidated basis for such person and its subsidiaries in accordance with generally accepted accounting principles.

                 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 Fiscal Period. The term "Fiscal Period" shall mean the four-week fiscal periods of the Corporation as observed for financial reporting purposes; provided that when and if the fiscal calendar of the Corporation includes any five-week fiscal period, the term "Fiscal Period" shall mean such five-week fiscal period, and the calculation of EBITDA for such five-week fiscal period, for any purpose hereunder, shall be taken as four-fifths of actual EBITDA for such fiscal period.

                 Fiscal Quarter. The term "Fiscal Quarter" shall mean the twelve-week, thirteen-week and sixteen-week fiscal periods of the Corporation as observed for financial reporting purposes; provided that when and if the fiscal calendar of the Corporation includes four consecutive Fiscal Quarters that include 53 weeks in the aggregate, the calculation of EBITDA for such four Fiscal Quarter period, for any purpose hereunder, shall be taken as 52/53ds of actual EBITDA for such four Fiscal Quarter period.

                 Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series B Preferred Stock are first issued by the Corporation.

                 Junior Preferred Stock. The term "Junior Preferred Stock" shall mean any stock of the Corporation, other than the Common Stock, ranking junior to the Series B Preferred Stock as to dividends and upon liquidation.

                 Liquidation. The term "Liquidation" shall mean any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; provided, that neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other entities, shall, by itself, be deemed a Liquidation.

                 Liquidation Preference Amount. The term "Liquidation Preference Amount" shall mean an amount initially equal to $10.00 per share of Series B Preferred Stock, which amount shall accrete daily (based on a 360-day year of twelve 30-day months) from and after the Initial Issue Date at a rate of 7% per annum, compounded quarterly on March 15, June 15, September 15 and December 15 of each year, with such compounding to commence September 15, 1995. The Liquidation Preference Amount shall cease to accrete as of the Cessation Date, and the Liquidation Preference Amount thereafter shall remain fixed, for so long as the Series B Preferred Stock remains outstanding, at the amount in effect on the Cessation Date. Notwithstanding the foregoing, until the Cessation Date, the Liquidation Preference Amount shall accrete daily (based on a 360-day year of twelve 30-day months, and compounded as described above) at a rate of (i) 9% per annum upon the occurrence of any one Accretion Increase Event, (ii) 11% per annum upon the occurrence of any two Accretion Increase Events and (iii) 13% per annum upon the occurrence of any three Accretion Increase Events, with any increase in the rate of accretion as specified in this sentence to take effect on the first day after the last day of the fiscal quarter with respect to which an Accretion Increase Event occurred.

                 Minimum Threshold. The term "Minimum Threshold" shall mean initially $500 million, (a) subject to increase in the event the Corporation or any of its subsidiaries purchases or acquires any Operating Unit which increase shall be in an amount equal to the EBITDA of the purchased or acquired Operating Unit for the thirteen Fiscal Periods preceding the date of acquisition and (b) subject to decrease in the event the Corporation or any of its subsidiaries disposes of or divests any Operating Unit, which decrease shall be in an amount equal to the EBITDA of the disposed or divested Operating Unit (excluding that portion, if any, of such EBITDA attributable to any of the 48 stores which may be divested or closed in connection with the acquisition of Ralphs Supermarkets, Inc. by the Corporation) for the thirteen Fiscal Periods preceding the date of disposition; provided, however, that (i) each such increase or decrease in the Minimum Threshold shall be prorated for the first thirteen Fiscal Periods after the applicable Operating Unit is acquired or divested (but not thereafter) based on that portion of such thirteen-month period remaining after such Operating Unit is acquired or divested; and (ii) the adjustment to the Minimum Threshold otherwise specified above shall be an increase if the disposed or divested Operating Unit had negative EBITDA for the thirteen Fiscal Periods preceding the date of disposition, and shall be a decrease if the purchased or acquired Operating Unit had negative EBITDA for the thirteen Fiscal Periods preceding the date of acquisition.

                 Non-Voting Stock. The term "Non-Voting Stock" shall mean the non-voting common stock, par value $.01 per share, of the Corporation.

                 Operating Unit. The term "Operating Unit" shall mean any operating unit consisting of ten or more supermarkets.

                 Parity Preferred Stock. The term "Parity Preferred Stock" shall mean any stock of the Corporation, other than the Series A Preferred Stock and Series B Preferred Stock, ranking on a par with the Series B Preferred Stock as to dividends and upon liquidation.

                 Permitted Holder. The term "Permitted Holder" shall mean (i) Food 4 Less Equity Partners, L.P., Yucaipa or any entity controlled thereby or any of the partners thereof, (ii) Apollo Advisors, L.P., Lion Advisors, L.P., Apollo Advisors II, L.P., or any entity controlled thereby or any of the partners thereof, (iii) an employee benefit plan of the Corporation or any subsidiary of the Corporation, or any participant therein, (iv) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or (v) any Permitted Transferee of any of the foregoing persons.

                 Permitted Transferee. The term "Permitted Transferee" shall mean, with respect to any person, (i) any Affiliate of such person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such person, (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such person or his or her spouse or lineal descendants, in each case to whom such person has transferred the beneficial ownership of any securities of the Corporation, (iv) any investment account whose investment managers and investment advisors consist solely of such person and/or Permitted Transferees of such person and (v) any investment fund or investment entity that is a subsidiary of such person or a Permitted Transferee of such person.

                 Preferred Stock. The term "Preferred Stock" shall mean the Series A Preferred Stock and the Series B Preferred Stock.

                 Qualified IPO. The term "Qualified IPO" shall have the meaning set forth in the Stockholders Agreement.

                 Ralphs Grocery Company. The term "Ralphs Grocery Company" shall mean Ralphs Grocery Company, a Delaware corporation which is a subsidiary of the Corporation as of the Initial Issue Date and is the successor by merger to Food 4 Less Supermarkets, Inc.

                 Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the Series A Preferred Stock, $.01 par value, authorized by the Board of Directors pursuant to a Certificate of Designations of Series A Preferred Stock, dated of even date herewith.

                 Series B Preferred Stock. The term "Series B Preferred Stock" shall mean the Series B Preferred Stock authorized hereby.

                 Stockholders Agreement. The term "Stockholders Agreement" shall mean that certain stockholders agreement of the Corporation dated as of June 14, 1995, as in effect on the Initial Issue Date, a copy of which shall be maintained by the Secretary of the Corporation and which shall be available to any stockholder of the Corporation upon request.

                 Trigger Amount. The term "Trigger Amount" shall have the meaning set forth in the Stockholders Agreement.

                 Yucaipa. The term "Yucaipa" shall mean The Yucaipa Companies, a California general partnership.

                 17.      Designation.

                 The series of preferred stock authorized hereby shall be
designated as the "Series B Preferred Stock."   The number of shares
constituting such series shall be 25,000,000. The par value of the Series B Preferred Stock shall be $.01 per share.

                 18.      Voting Rights.

                 Except as otherwise required by law, the holders of the Series B Preferred Stock shall not be entitled to any voting rights.

                 19.      Liquidation Preference Amount.

                 (a) In the event of any Liquidation, holders of the Series A Preferred Stock and the Series B Preferred Stock will be entitled to receive, after payment of creditors, the Liquidation Preference Amount before any payment or distribution of the assets of the Corporation shall be made to holders of Junior Preferred Stock or Common Stock. The Series A Preferred Stock and the Series B Preferred Stock shall rank pari passu in right of payment or distribution upon any Liquidation. If upon any Liquidation, the amounts payable with respect to the Series A Preferred Stock and the Series B Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and the Series B Preferred Stock will share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference Amount to which each is entitled.

                 (b) After payment of the full Liquidation Preference Amount to which each holder of Series A Preferred Stock or Series B Preferred Stock is entitled, and the payment of any liquidation preference to which any holder of Junior Preferred Stock or Parity Preferred Stock is entitled, the remaining assets and funds of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, Non-Voting Stock, Series A Preferred Stock and Series B Preferred Stock pro rata on the basis of the number of shares of Common Stock or Non-Voting Stock owned by each such holder (assuming, in the case of holders of Series A Preferred Stock and Series B Preferred Stock, the conversion, immediately prior to such distribution, of all shares of Series A Preferred Stock and Series B Preferred Stock owned by such holder into shares of Common Stock), provided that the Liquidation Preference Amount paid to each holder of Series A Preferred Stock or Series B Preferred Stock shall be credited against the pro rata distribution otherwise payable to each such holder under this Section 4(b).

                 20.      Dividends.

                 (a) Without the prior written consent of holders of a majority of the shares of Series A Preferred Stock, (i) no dividends or other distributions shall be declared, made, paid or set apart for payment or distribution upon any shares of Common Stock, Non-Voting Stock,

Junior Preferred Stock or Parity Preferred Stock (other than dividends or distributions payable in Common Stock, Non-Voting Stock or Junior Preferred Stock, provided that concurrently therewith a dividend or distribution is made on the shares of Series A Preferred Stock and Series B Preferred Stock in an amount determined as if the holders thereof had converted such shares into Common Stock immediately prior to the close of business on the applicable record date) and (ii) the Corporation shall not, and shall not permit any of its subsidiaries to, directly or indirectly redeem, purchase, or otherwise acquire any Common Stock, Non-Voting Stock, Junior Preferred Stock or Parity Preferred Stock for any consideration (or pay any moneys to, or make any monies available for, a sinking fund for the redemption of any shares of such stock). Notwithstanding the foregoing, nothing in this resolution shall prevent the Corporation or its subsidiaries from repurchasing shares of Common Stock held by bona fide, full-time employees of the Corporation or its subsidiaries (other than Ronald W. Burkle or any other partner of Yucaipa) in connection with the death, disability or termination of such employees in accordance with the terms of any employee benefit plan, provided that the aggregate amount of all such repurchases shall not exceed $10,000,000 per fiscal year of the Corporation plus, commencing as of the second full fiscal year of the Corporation after the Initial Issue Date, any unused portion of such $10,000,000 amount from the prior fiscal year up to a maximum amount of $20,000,000 in any fiscal year.

                 (b) If the Corporation shall declare dividends on the Series B Preferred Stock that are payable in securities of the Corporation that are entitled to vote for the election of directors of the Corporation or otherwise entitled to vote, the Corporation shall make available to each holder of Series B Preferred Stock, at such holder's request, dividends consisting of securities of the Corporation that are not voting securities but which are otherwise identical to such voting securities in all material respects, and which are convertible into or exchangeable for such voting securities, in a manner similar to the manner by which Series B Preferred Stock is convertible into Series A Preferred Stock pursuant to Section 6 below.

                 21.      Conversion.

                 (a) Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof into validly issued, fully paid and nonassessable shares of Non-Voting Stock, in an amount determined in accordance with Sections 6(i) and 6(j) below.

                 (b) Subject to Section 6(p), upon a Change of Control, each share of Series B Preferred Stock shall be convertible at the option of the holder thereof into validly issued, fully paid and nonassessable shares of Common Stock, in an amount determined in accordance with Sections 6(i) and 6(j) below.

                 (c) Upon consummation of a Qualified IPO, each share of Series B Preferred Stock will automatically convert, without action on the part of the holder thereof, into validly issued, fully paid and nonassessable shares of Non-Voting Stock or, at the election of the holder thereof and subject to
Section 6(p), Common Stock, in an amount determined in accordance with Sections 6(i) and 6(j) below.

                 (d) Subject to Section 6(p), each share of Series B Preferred Stock shall be convertible at the option of the holder thereof into one share of validly issued, fully paid and nonassessable Series A Preferred Stock.

                 (e) Immediately following the conversion of Series B Preferred Stock into Common Stock, Non-Voting Stock or Series A Preferred Stock, on the Conversion Date (i) such converted shares of Series B Preferred Stock shall be deemed no longer outstanding, and (ii) the persons entitled to receive the Common Stock, Non-Voting Stock or Series A Preferred Stock upon the conversion of such converted Series B Preferred Stock shall be treated for all purposes as having become the owners of record of such Common Stock, Non-Voting Stock or Series A Preferred Stock, as applicable. Upon the issuance of shares of Common Stock, Non- Voting Stock or Series A Preferred Stock upon conversion of Series B Preferred Stock pursuant to this Section 6, such shares of Common Stock, Non-Voting Stock or Series A Preferred Stock shall be deemed to be duly authorized, validly issued, fully paid and nonassessable. Notwithstanding anything to the contrary in this Section 6, any holder of Series B Preferred Stock may convert shares of such Series B Preferred Stock into Common Stock, Non-Voting Stock or Series A Preferred Stock in accordance with this Section 6 on a conditional basis, such that such conversion will not take effect unless the Change of Control or Qualified IPO, as applicable under Section 6(b) or
(c), is consummated, or such other condition to which conversion under Section 6(d) is subject is satisfied, and the Corporation shall make such arrangements as may be necessary or appropriate to allow such conditional conversion and to enable the holder to participate in such Change of Control or Qualified IPO or to satisfy such other condition.

                 (f) To convert Series B Preferred Stock into Non-Voting Stock or Common Stock at the option of the holder pursuant to Section 6(a) or 6(b), respectively, a holder must (i) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation or of the transfer agent for the Series B Preferred Stock, (ii) give written notice to the Corporation at such office that such holder elects to convert Series B Preferred Stock into Common Stock or Non-Voting Stock and the number of shares to be converted, (iii) state in writing the name or names in which the certificate or certificates for shares of Common Stock or Non-Voting Stock are to be issued, (iv) provide evidence reasonably satisfactory to the Corporation that such holder has satisfied any conditions, contained in any agreement or any legend on the certificates representing the Series B Preferred Stock, relating to the transfer thereof, if shares of Common Stock or Non-Voting Stock are to be issued in a name or names other than the holder's, and (v) pay any transfer or similar tax if required as provided in Section 6(o) below. In the event that a holder fails to notify the Corporation of the number of shares of Series B Preferred Stock to be converted, such holder shall be deemed to have elected to convert into Non-Voting Stock or Common Stock, as applicable, all shares represented by the certificate or certificates surrendered for conversion. Such conversion, to the extent permitted by law, regulation, rule or other requirement of any governmental authority (collectively, "Laws") and the provisions hereof, shall be deemed to have been effected as of the close of business on the date on which the holder satisfies all of the foregoing requirements with respect to such conversion (such date is referred to herein as the "Conversion Date" for purposes of any conversion of Series B Preferred Stock pursuant to Section 6(a) or 6(b)). As soon as practical on or following the Conversion Date, the Corporation shall deliver to such former holder of

Series B Preferred Stock or at its direction, a certificate representing the shares of Common Stock or Non-Voting Stock issued upon the conversion, together with a new certificate representing the unconverted portion, if any, of the shares of Series B Preferred Stock formerly represented by the certificate or certificates surrendered for conversion.

                 (g) To convert Series B Preferred Stock into Series A Preferred Stock at the option of the holder pursuant to Section 6(d), a holder must (i) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation or of the transfer agent for the Series B Preferred Stock, (ii) give written notice to the Corporation at such office that such holder elects to convert Series B Preferred Stock into Series A Preferred Stock, and the number of shares to be converted, (iii) state in writing the name or names in which the certificate or certificates for shares of Series A Preferred Stock are to be issued, (iv) provide evidence reasonably satisfactory to the Corporation that such holder has satisfied any conditions, contained in any agreement or any legend on the certificates representing the Series B Preferred Stock, relating to the transfer thereof, if shares of Series A Preferred Stock are to be issued in a name or names other than the holder's, and (v) pay any transfer or similar tax if required as provided in Section 6(o) below. In the event that a holder fails to notify the Corporation of the number of shares of Series B Preferred Stock to be converted, such holder shall be deemed to have elected to convert all shares surrendered for conversion. Such conversion, to the extent permitted by Law and the provisions hereof, shall be deemed to have been effected as of the close of business on the date on which the holder satisfies all of the foregoing requirements with respect to such conversion (such date is referred to herein as the "Conversion Date" for purposes of any conversion of Series B Preferred Stock pursuant to Section 6(d)). As soon as practical on or following the Conversion Date, the Corporation shall deliver to the named transferee or transferees of such shares formerly representing shares of Series B Preferred Stock or at its direction, a certificate representing the shares of Series A Preferred Stock issued upon the conversion, together with a new certificate representing the unconverted portion, if any, of the shares of Series B Preferred Stock formerly represented by the certificate or certificates requested to be transferred.

                 (h) To receive share certificates representing Non-Voting Stock or Common Stock upon any automatic conversion of Series B Preferred Stock into Non-Voting Stock or Common Stock pursuant to Section 6(c), a holder must
(i) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation or of the transfer agent for the Series B Preferred Stock, (ii) state in writing the name or names in which the certificate or certificates for shares of Non-Voting Stock or Common Stock are to be issued, (iii) provide evidence reasonably satisfactory to the Corporation that such holder has satisfied any conditions, contained in any agreement or any legend on the certificates representing the Series B Preferred Stock, relating to the transfer thereof, if shares of Non-Voting Stock or Common Stock are to be issued in a name or names other than the holder's, and (iv) pay any transfer or similar tax if required as provided in Section 6(o) below. Whether or not the holder has satisfied any of the foregoing requirements, the date on which a Qualified IPO has been consummated shall be deemed the "Conversion Date" for purposes of any automatic conversion of Series B Preferred Stock pursuant to Section 6(c). As soon as practical following the satisfaction by the holder of all of the foregoing requirements, the Corporation shall deliver to such former holder of Series B Preferred Stock or at its direction, a certificate representing the shares of Non-Voting Stock or Common Stock issued upon the conversion.

                 (i) For the purposes of the conversion of Series B Preferred Stock into Common Stock or Non-Voting Stock pursuant to Sections 6(a), 6(b) or 6(c), each share of Series B Preferred Stock shall be convertible into the number of shares of Common Stock or Non-Voting Stock equal to the Liquidation Preference Amount divided by the Conversion Price in effect on the Conversion Date. The number of full shares of Common Stock or Non-Voting Stock issuable to a single holder upon conversion of the Series B Preferred Stock shall be based on the aggregate Liquidation Preference Amount of all shares of Series B Preferred Stock owned by such holder. The Conversion Price initially shall equal $10.00 per share, subject to adjustment from time to time in accordance with Section 6(j) below.

                 (j) If the Corporation shall at any time subdivide, by stock split, reclassification or otherwise, the outstanding shares of Common Stock or Non-Voting Stock or shall issue a dividend on its outstanding Common Stock or Non-Voting Stock payable in capital stock (as to which subdivision or stock dividend the holders of the Series B Preferred Stock have not participated pursuant to Section 5(a) above or otherwise), the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine, by stock split, reclassification or otherwise, the outstanding shares of Common Stock or Non-Voting Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, combination or other event, as the case may be.

                 (k) No fractional shares of Common Stock or Non-Voting Stock shall be issued upon the conversion of Series B Preferred Stock; provided, that if the fair market value of a share of Common Stock or Non-Voting Stock is greater than or equal to $10,000, the Corporation shall issue any fractional interest in a share of Common Stock or Non-Voting Stock deliverable upon the conversion of Series B Preferred Stock. If any fractional interest in a share of Common Stock or Non-Voting Stock would, except for the provisions of this subparagraph (k), be deliverable upon the conversion of any Series B Preferred Stock, the Corporation shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such converted Series B Preferred Stock of an amount in cash equal (computed to the nearest cent) to the fair market value of such fractional interest as of the end of the Corporation's last fiscal year as determined in good faith in the sole discretion of the Board of Directors of the Corporation.

                 (l) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly mail a notice of the adjustment to holders of Series B Preferred Stock by first class mail. The Corporation shall forthwith maintain at its principal executive office and file with the transfer agent, if any, for Series B Preferred Stock, a statement, signed by the Chairman of the Board, or the President, or a Vice President of the Corporation and by its chief financial officer or an Assistant Treasurer, showing in reasonable detail the facts requiring such adjustment and the Conversion Price after such adjustment. Such transfer agent shall be under





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

no duty or responsibility with respect to any such statement except to exhibit the same from time to time to any holder of Series B Preferred Stock desiring an inspection thereof.

                 (m) If there shall occur any capital reorganization or any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another entity, or the conveyance of all or substantially all of the assets of the Corporation to another person or entity, each share of Series B Preferred Stock shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of shares of Common Stock or Non-Voting Stock deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith in the sole discretion of the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series B Preferred Stock; provided, that if pursuant to any such reorganization, reclassification, consolidation, merger or conveyance, the holders of Common Stock or Non-Voting Stock receive securities that are entitled to vote for the election of directors of the Corporation or any applicable successor, or otherwise entitled to vote, then the Corporation or such successor shall make available, upon conversion of Series B Preferred Stock, at the request of each holder of Series B Preferred Stock, securities that are not voting securities but which are otherwise identical to such voting securities in all material respects, and which are convertible into or exchangeable for such voting securities in a manner similar to the manner by which Series B Preferred Stock is convertible into Series A Preferred Stock pursuant to this Section 6.

                 (n) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, Non-Voting Stock and Series A Preferred Stock or treasury shares thereof, solely for the purpose of issuance upon the conversion of Series B Preferred Stock, the full number of shares of Common Stock, Non-Voting Stock and Series A Preferred Stock deliverable upon the conversion of all Series B Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock, Non-Voting Stock and Series A Preferred Stock if at any time the authorized number of shares of Common Stock, Non-Voting Stock and Series A Preferred Stock remaining unissued shall not be sufficient to permit the conversion of all of the Series B Preferred Stock at the time outstanding.

                 (o) The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock or Non-Voting Stock upon conversion of the Series B Preferred Stock into Common Stock or Non-Voting Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or Non-Voting Stock in a name other than that in which the Series B Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid. In addition, the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Series A Preferred Stock upon a conversion of Series B Preferred Stock, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the Corporation that such tax has been paid.

                 (p) Notwithstanding any right of conversion of Series B Preferred Stock provided for in this Section 6, unless otherwise permitted by applicable law or regulation, no shares of Series B Preferred Stock beneficially owned by a bank holding company or an Affiliate of a bank holding company shall be converted into shares of Common Stock or Series A Preferred Stock by the initial holder thereof or any direct or indirect transferee of such holder such that immediately after such conversion such person and its Affiliates would own more than 4.9% of any class of voting securities (as interpreted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")) of the Corporation, unless such shares are being distributed, disposed of or sold in any one of the following transactions (each a "Conversion Event"):

                          (i)              such shares are being sold in a
public offering of such shares registered under the Securities Act or a public sale pursuant to Rule 144 promulgated under the Securities Act or any similar rule then in force;

                          (ii)             such shares are being sold
(including by virtue of a merger, consolidation or similar transaction involving the Corporation) to a person or group of persons (within the meaning of the Exchange Act) and, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Common Stock to be issued upon such conversion and sold to such person or group of persons in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors;

                          (iii)            such shares are being sold to a
person or group of persons (within the meaning of the Exchange Act) and after such sale such person or group of persons in the aggregate would not own, control or have the right to acquire more than two percent of the outstanding securities of any class of voting securities of the Corporation; or

                          (iv)             such shares are being sold in any
other manner permitted by the Federal Reserve Board.

                          For purposes of this Section 6(p), percentages of the
Corporation's outstanding voting securities shall include shares issuable upon exercise or conversion of Series B Preferred Stock and other convertible securities, options, warrants or other similar instruments owned by such bank holding company, its transferees and their respective Affiliates, but shall not include shares issuable upon exercise or conversion of convertible securities, options, warrants or other similar instruments owned by any other person.





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

                 22.      Exclusion of Other Rights.

                 Except as otherwise required by law, shares of the Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution and in the Certificate of Designations filed pursuant hereto (as such Certificate may be amended from time to time) and in the Certificate of Incorporation. No shares of Series B Preferred Stock shall have any rights of preemption or subscription whatsoever as to any securities of the Corporation, except as expressly provided in any written agreement among the Corporation and any holder or holders of Series B Preferred Stock.

                 23.      Reissuance of Preferred Stock.

                 Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

                 24.      Headings of Subdivisions.

                 The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                 25.      Severability of Provisions.

                 If any right, preference or limitation of the Series B Preferred Stock set forth in this resolution and in the Certificate of Designations for the Series B Preferred Stock (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in such Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                 26.      Notice.

                 All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by hand delivery or registered or certified mail, return receipt requested, to the Corporation at its principal executive offices (currently located on the date of the adoption of these resolutions at 1100 West Artesia Boulevard, Compton, California 90220), Attention: Secretary. Minor imperfections in any such notice shall not affect the validity thereof."





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

                 IN WITNESS WHEREOF, Food 4 Less Holdings, Inc. has caused this certificate to be signed by Ronald W. Burkle, its Chairman of the Board and President, this 8th day of June, 1995.

                                         FOOD 4 LESS HOLDINGS, INC.,
                                         a Delaware corporation



                                         By:   /s/  Mark A. Resnik
                                               ----------------------------
                                               Mark A. Resnik
                                               Vice President and Secretary





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